Exhibit 99.1

Federal Trust Corporation Announces the Addition of a New Director

          SANFORD, Fla., Nov. 17 /PRNewswire-FirstCall/ -- James V. Suskiewich, Chairman of the Board and Chief Executive Officer of Federal Trust Corporation (Amex: FDT), announced the appointment of Robert G. Cox to the holding company Board of Directors.

          “As we advised our shareholders at the Annual Meeting, the Board of Directors would be looking to add a new director within the upcoming year to add further diversification to the existing Board. Our criteria was simple, the individual should have public company board experience, preferably in the financial sector and have ties to the Florida Market,” stated Chairman Suskiewich. He went on to say that, “Robert Cox brings all of these attributes to our Board. He has over 30 years of direct financial institution experience, most of which was as a senior executive officer. Starting in 1980 when he was named President of Summit Bank in New Jersey, he guided that institution through a number of acquisitions growing to $6.0 billion in total assets, up until the time of its merger with UJB Financial Corp. in 1987, at which point he became President of the newly formed Summit Bancorp. Mr. Cox retired as President in 2000. Currently he sits on the Board of Ryan Beck & Company and is a member of the Board of Trustees of New Jersey SEEDS, a non-profit statewide organization that provides scholarships to academically-talented disadvantaged students.” He was the former Chairman of the New Jersey Bankers Association. Chairman Suskiewich concluded his remarks by saying, “I am especially looking forward to working closely with Bob as we continue with the implementation of our business strategy.”

          Federal Trust’s common stock is traded on the American Stock Exchange under the symbol “FDT.” At November 16, 2006, the closing price was $10.11 per share.

          Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a $723 million federally-chartered, FDIC-insured savings bank, and Federal Trust Mortgage Company, a Florida corporation, which originates fixed and adjustable rate mortgage loans for sale in the secondary market. Federal Trust Bank operates from nine full- service offices in Seminole, Orange, Volusia and Lake Counties, Florida. The Company’s Executive and Administrative Offices and the headquarters for Federal Trust Mortgage Company are located in Sanford, in Seminole County, Florida.

          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Federal Trust Corporation’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward-looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any project results expressed or implied therein will not be realized.

          For further information regarding Federal Trust Corporation, please read the Federal Trust Corporation reports filed with the SEC and available at www.sec.gov.  Press Releases and other information about Federal Trust Corporation can be found on PR Newswire at http://www.prnewswire.com or at Federal Trust’s website at http://www.federaltrust.com.

          For more information, contact: Marcia Zdanys,
                                                            Corporate Secretary/Investor Relations
                                                            (407) 323-1833

SOURCE  Federal Trust Corporation
          -0-                                        11/17/2006
          /CONTACT:  Marcia Zdanys, Corporate Secretary-Investor Relations of Federal Trust Corporation, +1-407-323-1833/
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          (FDT)